Exhibit 99

Form 4 Joint Filer Information

Names of Joint Filers:

Canaan VII L.P.

Canaan Partners VII LLC

Address of Joint Filers:

c/o Canaan Partners

285 Riverside Avenue, Suite 250

Westport, CT 06880

Designated Filer:

Canaan VII L.P.

Issuer and Ticker Symbol:

Chimerix, Inc. [CMRX]

Date of Event:

January 21, 2014

Signatures of Joint Filers:

Canaan VII L.P.

By: Canaan Partners VII LLC
Its Sole General Partner

By:	/s/ Guy M. Russo
Attorney-in-Fact

Canaan Partners VII LLC

By:	/s/ Guy M. Russo
Attorney-in-Fact